May 31, 1996

United States Securities and Exchange Commission
450 5th Street NW
Judiciary Plaza
Washington, D.C.  20549

Re:  ECO2, Inc.
Registration Statement on Form S-8

Gentlemen:

We have been requested by ECO2, Inc. a Delaware corporation ("Company"), to furnish you with our opinions as to the matters hereinafter set forth in connection with the proposed registration under the Securities Act of 1933, as amended ("Act"), and the rules and regulations promulgated thereunder ("Rules"), of 500,000 shares ("Shares") of the Company's Common Stock, $.01 par value, for issuance by the Company to certain of the Company's past or present employees pursuant to the ECO2
Employee Stock Payment Plan.

In this connection, we have examined the Registration Statement proposed to be filed with the Securities and Exchange Commission ("Commission"), and originals, or copies authenticated to our satisfaction, of: (a) the Restated Certificate of Incorporation and By-Laws of the Company, as amended; (b) records of proceedings of the Board of Directors of the Company; and (c) such other documents of the Company and/or public officials or others as we have deemed necessary to form a basis for the opinions hereinafter expressed.

Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered to eligible Plan participants free of any and all escrow restrictions, in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

The opinions herein expressed are as of the date of this letter and are subject to appropriate modification as to events occurring after such date. We express no opinion as to any matter not expressly stated herein and express no opinion concerning any law other than the law of the State of Delaware and the Federal law of the United States.

We hereby consent to the use of this letter as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,


/s/ John N. Blair
John N. Blair
JNB/ljb